Exhibit 99.1

The Michaels Companies Announces Executive Transition

•                  Company Appoints Mark Cosby as Interim Chief Executive Officer

•                  Company Names Philo Pappas Interim President - Merchandising and Supply Chain

•                  Company Reaffirms Previously Provided Guidance for Q4 of Fiscal 2018

IRVING, Texas — February 28, 2019 — The Michaels Companies, Inc. (NASDAQ:  MIK) today announced the appointment of seasoned retail executive Mark S. Cosby as Interim Chief Executive Officer and Board Member effective today.  Mr. Cosby succeeds Chuck Rubin, who has mutually agreed with the Board of Directors to transition out of his role as CEO.  Mr. Rubin will continue as Chairman of the Board of Directors until April 1, 2019. The Board has initiated a search to identify a permanent CEO.

Mr. Cosby joins The Michaels Companies following a 30-year career at a number of leading retail chains, most recently serving as President, North America at Office Depot Inc.  Prior to joining Office Depot Inc, Mr. Cosby served as President, Retail at CVS Caremark Corporation, where he was responsible for all aspects of the $65 billion retail business, including 7,600 retail stores, 19 distribution centers, retail merchandising, supply chain, marketing, real estate and store pharmacy operations. Prior to CVS, Mr. Cosby spent five years at Macy’s, Inc., where he served in several executive roles, including President, Stores.

“Michaels is the largest arts and crafts retailer in North America with a strong financial foundation, innovative capabilities and a committed management team,” said Rubin.  “The opportunities for future growth are exciting as customers continue to look for ways to express their individual creativity, and Michaels is well-positioned to capitalize on this trend.”

“We thank Chuck for his leadership for the past six years and his commitment to improving the customer experience, reinforcing our financial strength and investing in new digital capabilities,” said James Quella, Lead Director of the Board of Directors of The Michaels Companies.  “We look forward to working with Mark and the management team to continue to offer an environment that nurtures creativity and encourages customers to shop, create and connect with other makers.”

“As the market leader, Michaels inspires customers to unlock, enhance and share their creativity, and the increasing consumer trends of personalization and convenience represent a significant opportunity for us to leverage our retail stores and digital platforms to engage and help makers bring their unique vision to life,” said Cosby.  “Michaels is a great brand with a strong financial position and a bright future, and I look forward to joining a retailer that I have long admired as a customer.”

The Company also announced that it has appointed Philo T. Pappas as Interim President - Merchandising and Supply Chain.  Pappas has been with the Company since 2009, most recently serving as President - Michaels Stores Procurement Company and formerly serving as Executive Vice President - Merchandising.

In conjunction with this announcement, the Company reaffirmed the guidance it provided on January 30, 2019.  The Company continues to expect comparable store sales for the fourth quarter will be near the lower end of its previously provided guidance range of -0.5% to 0.5%, which includes an estimated 160-180 basis points of negative impact from the calendar shift, and expects adjusted diluted earnings per common share for the fourth quarter will be near the lower end of its previously provided guidance of $1.42 and $1.47, excluding any restructuring charges related to the Pat Catan’s store closures.  The Company plans to report fourth quarter and fiscal 2018 earnings on March 19, 2019.

About The Michaels Companies, Inc.:

The Michaels Companies, Inc. is North America’s largest specialty provider of arts, crafts, framing, floral, wall décor, and seasonal merchandise for Makers and do-it-yourself home decorators. The Company operates more than 1,200 Michaels stores in 49 states and Canada.  Additionally, the Company serves customers through Michaels.com, consumercrafts.com and aaronbrothers.com.  The Michaels Companies, Inc., also owns Artistree, a manufacturer of high-quality custom and specialty framing merchandise, and Darice, a premier wholesale distributor in the craft, gift and decor industry.  For a list of store locations or to shop online, visit www.michaels.com or download the Michaels app.

Non-GAAP Information

This press release includes expected diluted earnings per share excluding an estimated range for a restructuring charge related to the Pat Catan’s store closures, net of related income taxes, (“Adjusted diluted earnings per share”), which is a non-GAAP measure.  The Company does not provide an expected GAAP diluted earnings per share range or reconciliation of Adjusted diluted earnings per share range with a GAAP diluted earnings per share range because, without unreasonable effort, we are unable to predict with reasonable certainty the precise timing of the recognition of expenses associated with the closing activity.  These items are uncertain, depend on various factors, and could have a material impact on GAAP EPS in future periods.

In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This news release includes forward-looking statements which reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals, and expectations concerning its market position, future operations, margins, profitability, capital expenditures, share repurchases, liquidity and capital resources, and other financial and operating information. The words “anticipate”,

“assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “imply”, “intend”, “may”, “outlook”, “plan”, “potential”, “predict”, “project”, and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the effect of economic uncertainty; substantial changes to fiscal and tax policies; our reliance on foreign suppliers; regulatory changes; the seasonality of our business; changes in customer demand; damage to the reputation of the Michaels brand or our private and exclusive brands; unexpected or unfavorable consumer responses to our promotional or merchandising programs; our failure to adequately maintain security and prevent unauthorized access to electronic and other confidential information; increased competition including internet-based competition from other retailers; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), which is available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:

Kiley F. Rawlins, CFA

972.409.7404

Kiley.Rawlins@michaels.com

ICR, Inc.

Farah Soi

203.682.8200

Farah.Soi@icrinc.com

or

Media Contact:

ICR, Inc.

Jessica Liddell/ Julia Young

203.682.8200

Michaels@icrinc.com